AMENDMENT TO THE DIREXION FUNDS
CUSTODY AGREEMENT

THIS AMENDMENT, dated as of the 1st day of May, 2007, to the Custody Agreement dated as of February 16, 2004, as amended, (the “Custody Agreement”) is by and between Direxion Funds, a Massachusetts business trust (the “Trust”) and U.S. Bank, National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the fees of the Custody Agreement; and

WHEREAS,Article XIV, Section 14.4 of the Custody Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C, the list of funds and fees, is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

DIREXION FUNDS	U.S. BANK, NATIONAL ASSOCIATION

By: /s/ Todd Kellerman	By: /s/ Joseph Neuberger

Name: Todd Kellerman	Name: Joseph Neuberger

Title: Chief Financial Officer	Title: S. V. P.

Exhibit C to the Custody Agreement – Fund Names

Separate Series of Direxion Funds - May, 2007

FUND NAMES	SERVICE CLASS	INVESTOR CLASS
Total Market Bull 2.5x Fund	x	x
S&P 500 Bull 2.5x Fund	x	x
NASDAQ-100 Bull 2.5x Fund	x	x
Mid Cap Bull 2.5x Fund	x	x
Small Cap Bull 2.5x Fund	x	x
Equity Income Bull 2.5x Fund	x	x
Dollar Bull 2.5x Fund	x	x
Japan Bull 2x Fund	x	x
Emerging Markets Bull 2x Fund	x	x
Developed Markets Bull 2x Fund	x	x
Latin America Bull 2x Fund	x	x
Real Estate Bull 2x Fund	x	x
Commodity Bull 2x Fund	x	x
Biotech Bull 2x Fund	x	x
Oil & Gas Bull 2x Fund	x	x
Gold Bull Fund	x	x
Healthcare Bull 2x Fund	x	x
Financial Bull 2x Fund	x	x
10 Year Note Bull 2.5x Fund	x	x
U.S. Government Money Market	x	x
Total Market Bear 2.5x Fund	x	x
S&P 500 Bear 2.5x Fund	x	x
NASDAQ-100 Bear 2.5x Fund	x	x
Mid Cap Bear 2.5x Fund	x	x
Small Cap Bear 2.5x Fund	x	x
Equity Income Bear 2.5x Fund	x	x
Dollar Bear 2.5x Fund	x	x
Japan Bear 2x Fund	x	x
Emerging Markets Bear 2x Fund	x	x
Developed Markets Bear 2x Fund	x	x
Latin America Bear 2x Fund	x	x
Real Estate Bear 2x Fund	x	x
Commodity Bear 2x Fund	x	x
Biotech Bear 2x Fund	x	x
Oil & Gas Bear 2x Fund	x	x
Gold Bear Fund	x	x
Healthcare Bear 2x Fund	x	x
Financial Bear 2x Fund	x	x
10 Year Note Bear 2.5x Fund	x	x
Dow 30 Bull 1.25x Fund		x
Dynamic HY Bond Fund		x
Evolution Managed Bond Fund		x
Evolution All-Cap Equity Fund		x
Evolution Large Cap Fund		x

Direxion Funds

Exhibit C (continued) to the Custody Agreement
FUND NAMES	SERVICE CLASS	INVESTOR CLASS
Evolution Small Cap Fund		x
Evolution Total Return Fund		x
HCM Freedom Fund	x
HY Bear Fund		x
NASDAQ-100 Bull 1.25x Fund		x
PSI Calendar Effects Fund		x
PSI Total Return Fund		x
PSI Macro Trends Fund		x
PSI Core Strength Fund		x
S&P 500 Bear 1x Fund		x
Spectrum Equity Opportunity Fund	x
Spectrum Global Perspective Fund	x
Spectrum Select Alternative Fund	x